Exhibit 10.5

Mortgage Contract

No. 81902200600005528

Creditor (full name): Agricultural Bank of China, Shenzhen Eastern Branch

Mortgager (full name): Shenzhen BAK Battery Co., Ltd.

For the purpose of guaranteeing the performance of the loan contract (Reference No. 8110120060001989, hereinafter referred to as “Master Agreement”) entered into by the Creditor and Shenzhen BAK Battery Co., Ltd. (hereinafter referred to as Obligor), the Mortgager agrees to mortgage its assets to the Creditor for the indebtedness of the obligor under the Master Agreement. Through friendly negotiation, both parties agree to enter into this Contract in accordance with relevant PRC laws and regulations:

1	Category of Guaranteed Creditor’s Right and Amount of Loan Principal

The guaranteed creditor’s right belongs to general fix-assets loan. The amount of the principal is RMB 200 Million Yuan.

2	Scope of Guaranty

The scope of guaranty covers all principal, interest, penalty interest, compound interest, penalty, litigation fees, legal fees, fees for disposing of and transferring the mortgage and all the expenses under this contract incurred to the Creditor in realizing its creditor’s right.

3	Collaterals

(1)	The Mortgager agrees to mortgage the machinery equipments (detailed information is described in the List of Collaterals numbered 0237061123001) and the aforesaid List is a part of this Contract.

(2)

The price of the aforesaid collaterals is temperately evaluated as RMB 115,350,588 Yuan. The final value of the collaterals shall be calculated according to the net income of the disposal of such collaterals when the creditor’s right is actualized.

4	Undertakings of the Mortgager

(1)	The Mortgager has lawful and undisputed rights to own or dispose of the collaterals.

(2)	The collaterals shall be negotiable and can be transferred in accordance with relevant laws and regulations.

(3)	The collaterals shall not be in the situation of being seized, distrained or repeatedly mortgaged.

(4)	The Mortgager undertakes that no information of in default on tax, engineering fees and etc. of such collaterals is disguised.

(5)	The Mortgager has obtained the approval of the person who shares the ownership of the collaterals on the mortgage issue under this Contract.

(6)	There is no situation of violating the Creditor’s realizing of his Creditor’s right existing in such collaterals.

5	Validity of the Creditor’s Right

The scope of validity of the collaterals covers all the appendants, dependent claims, subrogation, things connected, hybrids, processed goods and fruits of them.

6	Occupancy of Collaterals

(1)

The collaterals under this Contract are occupied by the Mortgager. The Mortgager shall bear the obligation of keeping and managing such collaterals safe. The Creditor is entitled to supervise and check the management of such collaterals.

(2)

During the valid term of this Contract, the Mortgager shall not donate, transfer, sell, rent, repeatedly mortgage or dispose of the collaterals in other ways to any third party without obtaining the written approval of the Creditor. In case that the Mortgager gains the written approval from the Creditor of  transferring, renting of selling the collaterals, the payment received by the Mortgager from such transaction shall be used to repay the indebtedness owed to the Creditor in advance before expiry or be deposited in a third party designated by both parties.

(3)

During the valid term of this Contract, in case the collaterals are damaged, lost or being seized, the Mortgager shall adopt effective methods to prevent the enlarging of the damage and shall notify the Creditor in written in time. The insurance proceeds, penalty and compensation received by the Mortgager shall be used to repay the indebtedness owed to the Creditor under the Master Contract in advance.

(4)

During the valid term of this Contract, in case the value of the collaterals is decreased, the Creditor has the right of requesting the Mortgager to fulfill the original value of such collaterals or to provide the guaranty designated by the Mortgager. If the Mortgager refuses to return the original value or fails to provide the aforesaid guaranty, the Creditor is entitled to announce that the indebtedness under the Master Contract shall be due in advance. The Creditor can request for the fulfillment of the indebtedness from the Mortgager or dispose of the guaranty in advance.

7	Insurance of Collaterals

(1)	The Mortgager shall arrange the relevant insurance according to the requests of the Creditor and the Creditor shall be the first beneficiary of the aforesaid insurance.

(2)	The originals of bills in respect of the aforesaid insurance shall be delivered to and kept by the Creditor.

(3)

During the valid term of this Contract, the Mortgager shall not intermit or withdraw the aforesaid insurance for any reason. If the insurance is intermitted, the Creditor is entitled to, on behalf of the Mortgager, arrange the insurance for the Mortgager and all the expenses incurred during the arrangement shall be born by the Mortgager. The Creditor shall be entitled to draw the aforesaid expenses directly from the Mortgager’s any account.

(4)	In case any accident under the insurance policy occurs, the insurance proceeds shall be used to repay the indebtedness and relevant fees owed to the Creditor under the Master Contract in advance.

8	Mortgage Registration

The Mortgager shall fulfill the mortgage registration in relevant authority within 5 days after this Contract is executed and shall submit the originals of all the subrogation rights certificates, registration documentations and other right certificates to the Creditor.

9	Realizing of Creditor’s Right

(1)

The Creditor is entitled to dispose of the collaterals by means of settlement of the indebtedness in kind, auction or sale and use the payment derived from such disposal to repay the indebtedness owed to it if the Mortgager fails to pay its debts upon maturity of such debt under the Master Contract. The aforesaid “maturity” covers all the maturities in advance stipulated by relevant PRC laws and regulations or the issues under the Master Contract announced by the Creditor.

(2)	In case there are two or more Mortgagers, the Creditor is entitled to dispose of the collaterals of one or any other Mortgager.

10	Breach of Contract

(1)

After this Contract becomes effective, both the Mortgager and the Creditor shall perform the obligations stipulated in this Contract. Any party who fails to fulfill such obligations shall bear the corresponding liabilities and compensate the other party’s losses incurred from breaching this Contract.

(2)	The Mortgager shall pay the full amount of compensation to the Creditor if any of the following situation occurs and results in damage to the Creditor:

(a)	The Mortgager hide the information that the collaterals are shared, disputed, seized, supervised, detrained, repeatedly mortgaged, rented, in default on tax, engineering fees and etc.

(b)	The Mortgager disposes of the collaterals without obtaining the written approval from the Creditor.

(c)	Other behaviors acted by the Mortgager which breach this Contract or affect the Creditor on realizing the creditor’s right.

11	Fees

The expenses incurred during the course of execution and performance of this Contract by both parties such as registration fee, assessment fee, insurance fee, testimonial fee, notarial fee or deposition fee etc. shall all be born by the Mortgager.

12	Dispute Settlement

Any dispute occurs during the valid term of this Contract can be settled by both partied through consultation or upon the second method of the followings:

(1)	Litigation, submitted to the People’s Court located in the address of the Creditor.

(2)	Arbitration, apply to Shenzhen Arbitration Committee for arbitration.

During the course of litigation or arbitration, the parties shall continue to perform this Contract except for the provisions at issue.

13	Other Issues

(1)	The Mortgager has received and read the Master Contract of Guaranty.

(2)

When the Mortgager and the Creditor shall dispose of the pledged especially tax deduction supervising goods, the Mortgager shall fulfill the procedures of transferring, selling and tax paying of the aforesaid goods at the custom on his own initiative.

(3)	In case the Mortgager fails to pay the loan and take the pledged tax deduction supervising goods as the repayment, he shall pay the tax first.

14	Effective of Contract

This Contract shall become effective when it is signed and stamped by both parties or on the registration day if the pledge shall be registered.

15	This Contract has four originals and each party shall retain one original respectively. The Creditor shall hold one more original and all the originals have the same legal effect.

16	Statement

The Creditor has reminded the Mortgager of fully and accurately understanding of all the articles stipulated in this Contract. The Creditor also explains the corresponding articles upon on the requirement of the Mortgager. Both parties have the same understanding.

Creditor (Signature or Stamped)
Agricultural Bank of China, Shenzhen Eastern Branch
By: /s/ Yi Zhou

Mortgager (Signature or Stamped)
Shenzhen BAK Battery Co., Ltd.
By: /s/ Xiangqian Li

Signed on: November 23, 2006
Signed in: ShaToujiao, Shenzhen